                                                                   EXHIBIT 10.31

                           CAREXPRESS BROKER AGREEMENT

         This CARExpress Broker Agreement (the "Agreement") is made this 12th day of August, 2005 (the "Effective Date") by and between National Health Partners, Inc., an Indiana corporation ("CARExpress") and Hispanic Global LLC ("Broker").

                                R E C I T A L S:

                  A. CARExpress is engaged in the business of offering comprehensive medical and consumer discount programs (such programs and discounts collectively referred to herein as "CARExpress") whereby CARExpress members can receive discounts off the standard rates and charges assessed by participating providers.

                  B. Broker is an independent contractor engaged in the business of marketing various insurance and/or non-insurance products and services.

                  C. CARExpress and Broker desire to enter into an arrangement whereby Broker will market and make CARExpress available to its members, employees, customers, contacts and affiliated organizations (collectively referred to herein as the "Broker Parties") and CARExpress will compensate Broker for new CARExpress subscribers, all in accordance with the terms and provisions set forth in this Agreement.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by CARExpress and Broker, the parties hereto agree as follows:

1. OFFER OF CAREXPRESS. During the term of this Agreement, Broker will actively market CARExpress programs and CARExpress related programs and will make such programs available to Broker Parties. Broker shall be solely responsible for determining the means and methods by which Broker shall market, offer and make available CARExpress programs to the Broker Parties; provided however, that Broker shall act with diligence and in good faith in the performance of its obligations under this Agreement. CARExpress shall cooperate with Broker by providing Broker with written materials, brochures, group presentations and other information deemed reasonably necessary by CARExpress to enable Broker to effectively distribute information regarding the CARExpress programs to the Broker Parties. All marketing materials and information to be distributed by Broker and/or all marketing programs to be implemented by Broker must be approved by CARExpress prior to the distribution of such materials and information and/or the implementation of such marketing programs by Broker.

2. DELIVERY OF NEW MEMBER PACKETS. Notwithstanding any provision to the contrary set forth in this Agreement, in no event shall CARExpress be required to mail, ship or otherwise deliver a New Member Packet (defined below) to any Broker Party unless and until CARExpress (i) has received (a) complete membership information for the applicable Broker Party via a hard copy of the membership application information attached hereto as EXHIBIT A (the "Membership Form") or via telephonic, internet, or electronic download of the membership information set forth on EXHIBIT A; and (b) the full amount (or the applicable monthly payment if such option is available) of such Broker Party's annual membership enrollment in the applicable CARExpress program (such payment referred to herein as the "Membership Payment"); and (ii) has approved the applicant Broker Party for membership in the applicable CARExpress program. Immediately upon


                                       1

                                             /s/ DMD NHP    /s/ AR7 Broker
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
CARExpress's receipt and approval of a Broker Party's Membership Form and receipt of the Membership Payment due from such Broker Party, CARExpress will process such Broker Party's membership into the applicable CARExpress program. CARExpress shall send a New Member Packet to each qualifying Broker Party on or before thirty (30) days following CARExpress's receipt and approval of the Broker Party's Membership Form and receipt of such party's applicable Membership Payment. Each Broker Party accepted and enrolled into a CARExpress program (such party referred to herein as a "Member") shall be entitled to receive the applicable CARExpress program discounts immediately after receipt of his/her/its New Member Packet. For purposes of this Agreement, a "New Member Packet" shall be defined as a package of materials which shall include, but shall not be limited to, (i) the CARExpress Medical Benefits Network Card which specifies the Member's name, group number, member number and expiration date; and (ii) printed materials which detail the applicable CARExpress program benefits, providers, retailers and other relevant information.

3. BROKER'S COMPENSATION. a. Subject to the limitations specified herein, upon the acceptance and enrollment of a Broker Party into a CARExpress program, Broker shall be entitled to receive compensation in the amounts designated on the payment schedule attached hereto as EXHIBIT B (the "Payment Schedule"). Notwithstanding the foregoing, Broker shall not be entitled to receive any compensation from CARExpress unless and until (i) Broker has provided written notice to CARExpress which identifies the particular person, entity, group account or marketing sponsor claimed by Broker as being a Broker Party (such notice referred to herein as the "Broker Party Identification Notice"); and (ii) CARExpress has received all information requested on the Membership Form from an identified Broker Party and CARExpress has received the applicable Membership Payment from such Broker Party; and (iii) CARExpress has approved the applicant Broker Party for membership in the applicable CARExpress program. As a condition to CARExpress's obligation to compensate Broker, Broker must provide CARExpress with the applicable Broker Party Identification Notice on or before the expiration of thirty (30) days following the date on which the Broker Party submits his/her/its Membership information and Membership Payment to CARExpress. Broker's failure to timely submit the applicable Broker Party Identification Notice shall void CARExpress's obligation to compensate Broker for the applicable Broker Party's acceptance and enrollment into a CARExpress program as well as any renewals of such Broker Party's membership.

         b. Compensation which is payable to Broker pursuant to this Agreement shall be paid weekly, in arrears, on or before the following Friday. Payment will be through wire transfer, ACH or written check as mutually agreed. It shall be Broker's sole responsibility for notifying CARExpress of any change of address, wiring information and or account numbers.

4. ACQUISITION AND PAYMENT OF GOODS AND SERVICES. Each Member shall obtain goods and services from participating CARExpress service providers and CARExpress medical product retailers in accordance with the terms and conditions specified by CARExpress to such Member from time to time. CARExpress and/or its service providers or retailers shall be solely responsible for billing Members and for collecting any payments and other sums which may be owed by such Members under an applicable CARExpress program.

                                       2

                                             /s/ DMD NHP    /s/ AR7 Broker
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
5. ELIGIBILITY DETERMINATION. CARExpress, at CARExpress's sole discretion, shall determine the requirements for membership eligibility in any CARExpress program. Without limiting the foregoing, CARExpress shall have the sole right to disapprove any application for membership submitted by a Broker Party if such Broker Party fails to meet the eligibility requirements. CARExpress's eligibility requirements shall comply with all applicable laws and shall not discriminate upon the basis of race, creed, color, religion, sex, national origin, ancestry or other illegal basis. The eligibility requirements for CARExpress program membership are set forth on EXHIBIT C CARExpress shall have the right to supplement, delete, modify or otherwise change such eligibility requirements as may be deemed reasonably necessary by CARExpress from time to time by giving thirty (30) days' prior notice to Broker.

6. RENEWALS AND EXPIRATION OF MEMBERSHIPS. Prior to the expiration of a Member's existing membership in an applicable CARExpress program, CARExpress shall have the right (but not the obligation), either directly or through Broker, to deliver to the Member a notice regarding the renewal of such Member's annual membership in a CARExpress program. Upon CARExpress's receipt of the renewal Membership Payment due from such Member for the renewal period, Broker shall be entitled to receive compensation in the amount and manner set forth on the attached Payment Schedule. Compensation due to Broker for Member renewals shall be paid in accordance with Paragraph 3b above. A Member who fails to renew his/hers/its membership in a CARExpress program on or before the expiration date of such membership (i) will no longer be entitled to participate in any CARExpress program after such expiration date, and (ii) will be required to reactivate their membership by remitting the required Membership Payment before the member is entitled to participate in any CARExpress program If any person or entity attempts to obtain a CARExpress program benefit after the expiration of his/hers/its membership in the applicable CARExpress program, neither CARExpress nor any service provider or supply retailer participating in the CARExpress program shall be obligated to grant any CARExpress program benefits nor shall be required to honor any requests for CARExpress program services or products from such persons or entities

7. CAREXPRESS'S RIGHTS TO MODIFY. No provision set forth in this Agreement shall be deemed to waive or otherwise limit CARExpress's right to modify any of the terms, conditions, provisions, benefits, obligations, providers, suppliers and other matters associated with or relating to any CARExpress program. Without limiting the foregoing, CARExpress shall have the right to increase, decrease or otherwise modify the benefits offered under any CARExpress program at any time, from time to time, and without notice to Broker. Notwithstanding the foregoing, CARExpress shall use good faith efforts to provide to Broker thirty (30) days' advance notification of any material changes or modifications to any CARExpress program; provided however, that CARExpress shall not be liable to Broker for CARExpress's failure to do so.

8. RELATIONSHIP BETWEEN PARTIES: a. Broker and CARExpress shall have the status of, and shall act in all matters hereunder as, independent contractors. Each party shall be free to exercise its own judgment in the performance of its respective obligations under this Agreement. Broker is not an agent of CARExpress, nor shall have any authority to create, extinguish or modify any right, obligation or liability of CARExpress or any of its affiliates to any person or entity whatsoever. Broker shall have no authority to amend, modify, supplement or delete any provision, requirement and/or term set forth in any written document, instrument or other material provided by CARExpress and/or relating to any CARExpress program. Broker shall have no authority to expend monies or otherwise incur expenses on behalf of CARExpress. Notwithstanding the execution of this Agreement and the covenants and agreements contained herein,
(i) CARExpress shall have the unconditional right to sell CARExpress program memberships and benefits to other parties, with or without the assistance of Broker, and may engage the services of other brokers, marketers or third parties to do so; and (ii) Broker shall have the unconditional right to sell, market or promote other products and services on behalf of itself and/or third parties, even if such products may be deemed "competitive" with those of CARExpress. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL BROKER HAVE THE RIGHT TO CONTRACT EITHER DIRECTLY OR INDIRECTLY WITH CAREXPRESS'S VENDORS, RETAILERS AND/OR SERVICE PROVIDERS IN VIOLATION OF THE PROVISIONS SET FORTH IN THE NON-DISCLOSURE AND NON-CIRCUMVENTION AGREEMENT ATTACHED HERETO AS EXHIBIT D AND MADE A PART HEREOF FOR ALL PURPOSES.

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                                             /s/ DMD NHP    /s/ AR7 Broker
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
         b. Nothing contained herein shall create any partnership, principal-agent or joint venture arrangement or relationship between Broker and CARExpress.

9. INDEMNITY AND HOLD HARMLESS OBLIGATIONS. a. Broker shall indemnify, defend and hold CARExpress and its officers, directors, agents, consultants, employees and representatives harmless from any and all actions, causes of action, suits, judgments, damages, obligations, costs, fines, penalties, liabilities and claims of any kind, whether based on tort, contract, or otherwise, whether for damages classified as compensatory, exemplary, punitive, or otherwise, whether based on any fiduciary duty or trust relationship or otherwise, whether known or unknown, whether now existing or that might arise hereafter, or whether accrued or to be accrued, (collectively referred to herein as the "Claims"), arising out of or in any way directly or indirectly relating to any misrepresentations, breaches of contract or other acts of malfeasance committed by Broker and/or any officer, director, agent, employee or representative of Broker in connection with the performance of Broker's obligations or the observance of Broker's covenants as set forth in this Agreement and in any Exhibits and addenda attached hereto.

         b. CARExpress shall indemnify, defend and hold Broker and its officers, directors, agents, consultants, employees and representatives harmless from any and all Claims arising out of or in any way directly or indirectly relating to any misrepresentations, breaches of contract or other acts of malfeasance committed by CARExpress and/or any officer, director, agent, employee or representative of CARExpress in connection with the performance of CARExpress's obligations or the observance of CARExpress's covenants as set forth in this Agreement and in any Exhibits and addenda attached hereto.

         c. The indemnity and hold harmless obligations set forth in this Section shall survive the expiration and/or termination of this Agreement.

10. TERM OF AGREEMENT. a. This Agreement shall extend for a period of one (1) year from the Effective Date identified above and shall automatically renew for successive twelve month periods (each twelve month period referred to herein as a "Term"), unless written notice of termination is delivered by either party to the other at least thirty (30) days prior to the expiration of the then-current Term. This Agreement shall automatically terminate if Broker files or has filed against it any proceeding involving bankruptcy, dissolution, insolvency, receivership or similar action.

         b. Upon termination of this Agreement by either party, all obligations of CARExpress to Broker shall immediately cease; provided however, that unless this Agreement is Terminated For Cause (as defined below), CARExpress shall compensate Broker for any acceptances and enrollments of Broker Parties into CARExpress programs if such acceptances and enrollments occurred prior to the termination of this Agreement. Furthermore, unless this Agreement is Terminated For Cause (as defined below), CARExpress shall remain obligated to compensate Broker for membership renewals involving Broker Parties accepted and enrolled as Members in a CARExpress program as long as acceptance and enrollment occurred prior to the termination of this Agreement.

                                       4

                                             /s/ DMD NHP    /s/ AR7 Broker
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
11. DEFAULT BY BROKER. Notwithstanding any provision set forth herein to the contrary, if Broker breaches or defaults in the performance or observance of any duty, covenant, warranty or obligation as set forth in this Agreement and/or in any Exhibit and Addenda attached hereto, CARExpress shall have the unconditional right to terminate this Agreement immediately upon giving written notice of such termination to Broker. If this Agreement is terminated by CARExpress as a result of a breach or default committed by Broker, this Agreement shall be deemed "Terminated for Cause." IF CAREXPRESS TERMINATES THIS AGREEMENT FOR CAUSE, ALL OBLIGATIONS OF CAREXPRESS TO BROKER SHALL IMMEDIATELY CEASE AND BROKER SHALL NOT BE ENTITLED TO RECEIVE ANY FURTHER COMPENSATION WHATSOVER. Furthermore, CARExpress shall be entitled to pursue any and all other remedies against Broker, which may be available to CARExpress pursuant to the terms of this Agreement or at law or in equity.

12. DEFAULT BY CAREXPRESS. If CARExpress defaults in the performance of its obligations under this Agreement and such default remains uncured for a period of thirty (30) days after written notice of the default is given by Broker, Broker may terminate this Agreement and receive compensation as set forth in 10b, above, as its sole and exclusive remedy.

13. TRADEMARKS, TRADE NAMES, LOGOS, DESIGNATIONS AND COPYRIGHTS. a. Broker shall not alter, erase, deface, overprint or otherwise modify or obliterate any trademark, trade name, logo, designation, copyright and/or notice of proprietary rights printed or indicated on any brochure, document, flyer or other instrument provided by CARExpress and/or relating to any CARExpress program. To the extent Broker markets any CARExpress program via promotional and advertising materials, Broker shall include all appropriate CARExpress proprietary marks on such promotional and advertising materials.

         b. Broker acknowledges and agrees that it has paid no consideration for the use of any of CARExpress's trademarks, trade names, logos, designations, copyrights and/or notices of proprietary rights relating to the CARExpress programs (collectively referred to herein as the "Proprietary Interests"), and nothing contained herein shall give Broker any right, title or interest in any of the Proprietary Interests. Broker acknowledges and agrees that CARExpress owns and retains all rights, title and interest in and to the Proprietary Interests and agrees that it shall not assert or claim any interest in such Interests or do anything which may adversely affect such Proprietary Interests. Upon the expiration and/or termination of this Agreement, Broker shall immediately cease the display, advertising and use of all materials displaying CARExpress Proprietary Interests.

         c. Broker agrees to use reasonable efforts to protect CARExpress's Proprietary Interests and to cooperate in CARExpress's efforts to protect its Proprietary Interests. Broker shall promptly notify CARExpress of any known or suspected unauthorized use of CARExpress's Proprietary Interests.

14. REPRESENTATIONS OF BROKER. Broker represents and warrants to CARExpress the following:

         a. The individual or individuals executing this Agreement are the authorized representatives of Broker and have full authority to bind Broker in accordance with the terms and provisions of this Agreement.

         b. Broker understands and agrees that the CARExpress programs are medical discount programs and do not constitute insurance programs. Although Broker may market the CARExpress programs as low-cost alternatives to health insurance, Broker shall not market or represent that CARExpress programs constitute health insurance programs.

                                       5

                                             /s/ DMD NHP    /s/ AR7 Broker
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
         c. Broker agrees to adhere to all Federal, State, and any other telesales rules in effect now or in the future. This includes but is not limited to ensuring that all leads are scrubbed against the appropriate do not call lists and that internal do not call lists are maintained.

         d. Broker agrees to record the verification part of all calls and to store those verifications for a minimum of two years. Broker further agrees to index such recording by customer phone number and to make available to CARExpress any requested recording within 24 hours of the request.

15. CONFIDENTIALITY. Broker shall hold all information concerning CARExpress and/or the CARExpress programs negotiated pricing, transactions, suppliers, service providers, distributors, members and customers in confidence and shall not disclose any such information to any third party except to the extent (and only to the extent) required by law or by court ordered directive. Broker acknowledges and agrees that any information emanating from CARExpress's operations and/or the operations of any CARExpress program shall constitute "Confidential and Proprietary Information." Broker (on behalf of itself, its employees, agents, representatives and contractors) agrees that it shall not duplicate or disclose any Confidential and Proprietary Information unless (i) specifically authorized pursuant to the terms of the Non-Disclosure/Non-Circumvention Agreement (defined below); and (ii) Broker obtains CARExpress's prior written authorization to such duplication and/or disclosure. Prior to or simultaneously with the execution of this Agreement, Broker and CARExpress have executed that certain Non-Disclosure/Non-Circumvention Agreement, a copy of which is attached hereto and made a part hereof for all purposes as EXHIBIT D. The terms, provisions and conditions set forth in the Non-Disclosure/Non-Circumvention Agreement shall be fully incorporated into this Agreement as if such terms, provisions and conditions were expressly set forth herein.

16. FORCE MAJEURE. Notwithstanding any provision contained herein to the contrary, in no event shall CARExpress be deemed in default in the performance of its obligations under this Agreement, nor shall CARExpress be liable for any damages or penalties by reason of CARExpress' failure to perform under this Agreement if such failure results directly or indirectly from fire, explosion, strike, Act of God, public enemy, war, civil disturbance, act of government or agency or official thereof, or any other cause beyond the reasonable control of CARExpress.

17. NOTICE. Any notice required or permitted to be given pursuant to the terms of this Agreement must be in writing. Such notice will be deemed to be delivered (whether actually received or not) three (3) days after such notice is deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown below for each party. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, or other commercially reasonable means and will be effective when actually received. Any address for notice may be changed by written notice delivered as provided herein.

Address for CARExpress:
         National Health Partners, Inc.
         120 Gibraltar Road, Suite 107
         Horsham, PA  19044
         Fax: (215) 682-7116


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                                             /s/ DMD NHP    /s/ AR7 Broker
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
Address for Broker:
         1800 NW 87th Avenue
         Suite #714-25322
         Miami, FL 33172

18. WAIVER. Waiver by either party of any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, nor shall constitute, a continuing waiver of such provision or a waiver of any other breach or failure to comply with any other provision of this Agreement.

19. ENTIRE AGREEMENT AND AMENDMENT. This Agreement and the attached Exhibits and addenda constitute the entire agreement between Broker and CARExpress with respect to the subject matter contemplated herein, and no representation, statement, term or condition not expressly set forth herein shall be binding on either party. This Agreement may not be amended or modified except by written instrument executed by both Broker and CARExpress.

20. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section or provision set forth herein.

21. CONSTRUCTION. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein (excluding choice-of-law principles). Broker hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Pennsylvania in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.



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                                             /s/ DMD NHP    /s/ AR7 Broker
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
22. EXECUTION/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the date first above written.

                                   CAREXPRESS
                                   National Health Partners, Inc.

                                   By:    /s/  David Daniels
                                          ----------------------------------
                                   Name:  David Daniels
                                          ----------------------------------
                                   Title: President & CEO
                                          ----------------------------------


                                   BROKER:
                                   Hispanic Global LLC

                                   By:    /s/  Arie O. Rapaport
                                          ----------------------------------
                                   Name:  Arie O. Rapaport
                                          ----------------------------------
                                   Title: VP Business Development
                                          ----------------------------------
                                   SS#/Tax ID#  20-1034802
                                              ------------------------------



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                                             /s/ DMD NHP    /s/ AR7 Broker
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
                                    EXHIBIT A
             REQUIRED CAREXPRESS MEMBERSHIP APPLICATION INFORMATION

1.  Date of application
2.  Member Name
3.  Date of Birth
4.  Gender
5.  Relationship
6.  Address
7.  Telephone Number
8.  Dependent Info
    a. Name
    b. Date of Birth
    c. Gender
    d. Relationship
9.  CARExpress plan options selected
10. Sponsor code (if applicable)
11. Broker name (if applicable)
12. Method of payment as follows:
    a. Enclosed check
    b. Credit card number and date of expiration
    c. Bank draft information
13. Signed and completed billing authorization when using Dr./Hosp. Program only


                                             /s/ DMD NHP    /s/ AR7 Broker
                                             -------        -------

                                    EXHIBIT B
                           CAREXPRESS PACKAGE EXAMPLES

   Programs                       Comprehensive       Supplemental        Preferred         Dental/Vision          Basic
   --------                       -------------       ------------        ---------         -------------          ------
Retail Rx                               X                   X                 X                                      X

Mail Order Rx                           X                   X                 X                                      X

Vision Care                             X                   X                 X                   X                  X

Dental Care                             X                   X                 X                   X

24-Hr. Nurseline                        X                   X                 X

Chiropractic Care                       X                   X

Complementary/Alternative Care          X                   X

Hearing Care                            X                   X

Medical Supplies/Equipment              X                   X

Physician/Hospital/Ancillary            X

     Suggested Retail Price:        $39.95/mo.           $29.95/mo.      $19.95/mo.           $14.95/mo.          $9.95/mo.

Assumptions:
1.       Each membership includes all individuals living in the same household.
2. Cost includes CARExpress membership kit and card with sponsoring organization name and/or logo imprinted on the card.
3. CARExpress will provide all customer service and fulfillment for members.
4.       Monthly payments must be via credit card or ACH.

                                    EXHIBIT C
                            ELIGIBILITY REQUIREMENTS


CARExpress Programs

The CARExpress program has very few requirements/restrictions when determining member eligibility and they are as follows:

         o Member must complete and submit all the essential membership data as depicted in Exhibit A, Membership Form, either via telephone, fax, on-line or hard copy.

         o Member will maintain a "member in good standing" status as long as payment for their membership year remains current. Payment/payment method must be submitted in conjunction with the membership application.




                                             /s/ DMD NHP    /s/ AR7 Broker
                                             -------        -------

                                    EXHIBIT D
                 NON-DISCLOSURE AND NON-CIRCUMVENTION AGREEMENT


         This Non-Disclosure and Non-Circumvention Agreement (the "Agreement") is entered into on this 12th day of August, 2005, by and between National Health Partners, Inc., an Indiana corporation, ("Company) and Hispanic Global LLC ("Recipient").


                                R E C I T A L S:

A. Company is engaged in the business of offering comprehensive medical and consumer discount programs whereby program members can receive discounts off the standard rates and charges assessed by participating providers.

B. Recipient is an independent contractor engaged in the business of marketing various insurance and/or non-insurance type products and services to the public.

C. Company and Recipient are negotiating (or will negotiate) a possible business arrangement between the two entities. As part of the negotiations (and before Recipient will be able to conduct business with Company) Company and Recipient must disclose to each other certain information which is deemed confidential.

D. Company and Recipient desire to maintain the confidentiality of such information and to protect Company's rights, title and interests in and to the subject matter to which the information relates.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Company and Recipient, the parties hereto agree as follows:

1. Confidential Information For purposes of this Agreement, "Confidential Information" shall be defined as follows:

         a. Confidential Information shall refer to all proprietary information of the Company, including without limitation: advertising and sales materials, data processing reports, customer sales analyses, customer lists, invoices, price lists and information, samples, process descriptions, manufacturing processes, business methods, business policies, procedures, techniques, research and development projects and results, trade secrets, writings, computer programs, services software, technical data, research information, product data, documents, specifications, diagrams, charts, models, marketing studies, and other knowledge and processes of or developed by or on behalf of Company and all projections, financial information, and other information relating to customers, suppliers, distributors, projects under consideration or bid, profits, costs, pricing or tooling, names, addresses and contacts of customers, clients, suppliers and distributors, and any and all data on or relating to past, present and/or prospective customers or clients, and any and all other materials and information relating to or dealing with the business operations or activities of Company, whether such information is written or oral, tangible or intangible, whether machine readable or otherwise, which Company holds confidential.

                                       1

                                             /s/ DMD NHP    /s/ DT Broker
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
         b. Confidential Information shall not include information which (i) is known to Recipient at the time of Company's disclosure to Recipient (upon Recipient's presentation of written evidence to Company); (ii) has become a matter of public knowledge through no wrongful act of Recipient or any Recipient Party; or (iii) has been rightfully received by Recipient from a third party specifically authorized to make such disclosures. In the event that disclosed information shall be established to have been known by Recipient prior to the disclosure thereof by Company (by reference to any publication thereof by Recipient or by reference to any internal writing or other business record normally maintained by Recipient in the ordinary course of business), such information shall not be deemed Confidential Information for purposes of this Agreement following Recipient's written notification to Company regarding such prior knowledge.

2. Non-Disclosure of Confidential Information. Recipient shall use all reasonable efforts to protect all Confidential Information received from or disclosed by the Company from dissemination and disclosure to third parties as follows:

         a. During the term of this Agreement and at all times thereafter, Recipient will use all reasonable efforts to ensure that (i) Recipient and Recipient's employees, agents, consultants, officers, directors, representatives, contractors and other personnel (collectively referred to herein as the "Recipient Parties") will maintain the confidentiality of' the Confidential Information; (ii) neither Recipient nor any Recipient Party shall use such Confidential Information for its/his/her own benefit; and (iii) neither Recipient nor any Recipient Party shall disclose, communicate, disseminate or otherwise divulge such Confidential Information to any third party, nor shall use or make such Confidential Information available for any purpose other than those for which Recipient and/or the Recipient Parties have obtained Company's prior express written consent.

         b. To the extent information is provided by Recipient and is identified as confidential by Recipient, Company will use all reasonable efforts to ensure that (i) Company and Company's employees, agents, consultants, officers, directors, representatives, contractors and other personnel (collectively referred to herein as the "Company Parties") will maintain the confidentiality of' the confidential information; (ii) neither Company nor any Company Party shall use such confidential information for its/his/her own benefit; and (iii) neither Company nor any Company Party shall disclose, communicate, disseminate or otherwise divulge such confidential information to any third party, nor shall use or make such information available for any purpose other than those for which Company and/or the Company Parties have obtained Recipient's prior express written consent.

         c. The obligations of Recipient and Company as set forth in this
Section 2 shall expressly survive the expiration or other termination of this Agreement.

3. Presumption of Confidential Information. All materials and information disclosed or disseminated by Company to Recipient and/or any Recipient Party (save and except printed marketing materials which are clearly intended for distribution to third parties) will be presumed to constitute Confidential Information and will be so regarded by Recipient and all Recipient Parties.

4. Non- Circumvention by Recipient. Recipient does hereby agree that, during the term of this Agreement and for a period of two (2) years following the expiration or other termination of this Agreement, neither Recipient nor any Recipient Party shall, either directly or indirectly (i) attempt in any manner to commercially circumvent, avoid, bypass, or obviate Company in any transaction with any of Company's suppliers, brokers, agents, customers or distributors (collectively referred to herein as "Company Business Entities") in an effort to

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avoid the payment of, or decrease the amount of, fees, commissions or other compensation which would have otherwise been payable to Company had Recipient or the Recipient Party included Company in the transaction; or (ii) attempt in any manner to commercially exploit or circumvent Company's existing or proposed business concepts, plans and/or business contacts, unless Recipient or the Recipient Party first obtains Company's prior written consent (which such consent may be given or withheld at Company's sole discretion). Recipient specifically understands and agrees that the foregoing prohibitions preclude, without limitation, any attempt by Recipient or any Recipient Party to contact, negotiate with or enter into any contract or transaction with any Company Business Entity(ies) to the extent that any information relating to the Company Business Entity(ies) and/or the subject matter of such contact, negotiation, contract and/or transaction with the Company Business Entity(ies) is contemplated, discussed, disclosed or revealed, in whole or in part, directly or indirectly, in the Confidential Information disclosed by Company to Recipient. It is mutually understood and agreed that if Company decides to grant its consent to any proposed circumvention activity by Recipient or any Recipient Party, Company shall have the right (but not the obligation) to condition such consent upon the execution of a written agreement by and between Company and Recipient (and/or the Recipient Party, as applicable) concerning remuneration to be paid to Company pursuant to the consummation of the proposed transaction. Nothing contained herein shall obligate Company to consent to any circumvention activity by Recipient and/or any Recipient Party.

5. Contact With Company. Recipient shall obtain and/or order goods and services directly from Company. Any of Recipient's customers that order Company goods or services shall be required to place such order to Company through Recipient. Neither Recipient nor any customer of Recipient shall obtain goods or services and/or place orders for such good or services directly to any Company Business Entity.

6. Term. Except as indicated below, this Agreement will continue and remain in full force and effect until terminated by either party upon ten (10) days' prior written notice to the other. Notwithstanding the foregoing sentence, in no event shall this Agreement and the obligations, duties and covenants set forth herein be deemed to terminate or otherwise expire as long as any other contract or agreement between Company and Recipient remains in force and effect.

7. Recipient. Unless the context otherwise requires, any reference contained herein to "Recipient" will encompass Recipient and its employees, agents, consultants, officers, directors, representatives, contractors and other personnel and any subsidiaries and/or affiliates of Recipient. Any reference to Company's customers will include the end user(s) of any particular goods and/or services offered by Company, as well as Company' s distributors, agents and other persons or entities to whom or through whom Company sells, or negotiates for the sale of, goods and/or services.

8. Reasonableness of Provisions. Each party acknowledges that the provisions, prohibitions, restrictions and obligations contained in this Agreement, in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof by Recipient would result in irreparable injury to Company. Recipient agrees that, if it or any Recipient Party violates any of such provisions, prohibitions, restrictions and obligations, or if Recipient or any Recipient Party threatens to violate any such provisions, prohibitions, restrictions and obligations, Company shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief against Recipient and/or the Recipient Party, which right will be cumulative and in addition to any other rights or remedies to which Company may otherwise be entitled at law or in equity.

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9. Ownership of Confidential Information. All Confidential Information disclosed or disseminated pursuant to this Agreement (including information contained in computer software or held in electronic storage media) shall be and remain the property of the Company. All such information in tangible form, including without limitation, printed material, computer disks, and similar items, shall be returned to Company promptly upon written request by Company to Recipient or the termination or expiration of this Agreement, whichever is sooner. In no event shall Recipient or any Recipient Party thereafter retain any Confidential Information in any form whatsoever.

10. No Intellectual Property Rights Implied. No intellectual property rights, including but limited to, licenses or rights under any patent, copyright, trademark or trade secret, are granted to Recipient nor are to be implied by this Agreement. Neither party is obligated under this Agreement to purchase from or provide to the other party any service or product.

11. Provisions Severable. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and as shall be deemed valid and enforceable.

12. No Assignment. Neither this Agreement nor Recipient's rights, obligations and covenants hereunder may be assigned or transferred, in whole or in part, to any other party.

13. No Relationship of Parties. This Agreement is intended to provide only for the handling and protection of Confidential Information and the avoidance of circumvention of parties. It shall not be construed as a teaming, joint venture, partnership or other similar arrangement or relationship. Specifically, this Agreement shall not be construed in any manner to create an obligation on the part of either party to enter into any contractual service or sales arrangement or to perform any obligations not expressly set forth herein.

14. Notice. Any notice required or permitted to be given pursuant to the terms of this Agreement must be in writing. Such notice will be deemed to be delivered (whether actually received or not) three (3) days after such notice is deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown below for each party. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, or other commercially reasonable means and will be effective when actually received. Any address for notice may be changed by written notice delivered as provided herein.

         Address for Company:
         National Health Partners, Inc.
         120 Gibraltar Road, Suite 107
         Horsham, PA  19044
         Fax: (215)  682-7116

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         Address for Recipient:
         1800 NW 87th Avenue
         Suite #714-25322
         Miami, FL 33172

15. Waiver. Waiver by either party of any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, nor shall constitute, a continuing waiver of such provision or a waiver of any other breach or failure to comply with any other provision of this Agreement.

16. Entire Agreement and Amendment. This Agreement constitutes the entire agreement between Company and Recipient with respect to the subject matter contemplated herein, and no oral representations, statements, terms or conditions shall be binding on either party. This Agreement may not be amended or modified except by written instrument executed by both Company and Recipient.

17. Headings The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section or provision set forth herein.

18. Construction This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania applicable to contracts made and to be performed therein (excluding choice-of-law principles). Recipient hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Pennsylvania in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.



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19. Execution/Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the date first above written.

                                   COMPANY:
                                   National Health Partners, Inc.

                                   By:    /s/ David Daniels
                                          -----------------------------------
                                   Name:  David Daniels
                                          -----------------------------------
                                   Title: President & CEO
                                          -----------------------------------

                                   RECIPIENT:
                                   Hispanic Global LLC

                                   By:    /s/  Arie O. Rapaport
                                          -----------------------------------
                                   Name:  Arie O. Rapaport
                                          -----------------------------------
                                   Title: VP Business Development
                                          -----------------------------------
                                   SS#/Tax ID#  20-1034802
                                              -------------------------------


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